NOTICE OF ANNUAL MEETING
PROXY STATEMENT
SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTOR
ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
CHARTER — AUDIT COMMITTEE

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

FIRST FINANCIAL BANCORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

  Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (4) Date Filed:

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS

To Be Held April 24, 2001

Hamilton, Ohio
March 20, 2001

To the Shareholders:

      The Annual Meeting of Shareholders of First Financial Bancorp. (the “Corporation”) will be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 24, 2001, at 2:00 P.M., local time, for the following purposes:

1.	To elect the following four nominees as directors with terms expiring in 2004 (Class III): Donald M. Cisle, Dan R. Dalton, Corinne R. Finnerty and Bruce E. Leep.

2.	To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

      On February 28, 2001, there were 45,772,171 common shares outstanding. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the meeting. Shareholders of record of the Corporation at the close of business on February 28, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

By Order of the Board of Directors,

/s/ Michael R. O’Dell

Michael R. O’Dell, Senior Vice President, Chief Financial Officer and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Approximate Date to Mail — March 20, 2001

      On behalf of the Board of Directors of First Financial Bancorp. (the “Corporation”), a Proxy is solicited from you to be used at the Corporation’s Annual Meeting of Shareholders (“Annual Meeting”) scheduled for April 24, 2001, at 2:00 P.M., local time, to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011.

      Proxies in the form enclosed herewith are being solicited on behalf of the Corporation’s Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed. Proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the Notice of Annual Meeting attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of common shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of Proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purposes of determining the presence of a quorum but not entitled to vote with respect to that matter. Any shareholder giving the enclosed Proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed Proxy bearing a later date or by giving notice of revocation in open meeting.

VOTING SECURITIES

      As of February 28, 2001, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 45,772,171 common shares outstanding, which is the only outstanding class of capital stock of the Corporation. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting. On February 27, 2001 the Corporation declared a 5% stock dividend to be distributed on April 2, 2001 to shareholders of record as of March 9, 2001. The shares reported here and elsewhere in this Proxy Statement have not been adjusted to reflect this stock dividend.

PRINCIPAL SHAREHOLDERS

      The table below identifies all persons known to the Corporation to own beneficially more than 5% of the Corporation’s outstanding common shares.

Name and Address	Amount and Nature of Beneficial	Percentage
of Beneficial Owner	Ownership of Common Shares	of Class

First National Bank of Southwestern Ohio(1) 300 High Street Hamilton, Ohio 45012-0476	10,523,014	22.99%

Cincinnati Financial Corporation 6200 South Gilmore Road Cincinnati, Ohio 45214	2,434,506	5.32%

(1)	These shares are held by First National Bank of Southwestern Ohio (“First Southwestern”) and other subsidiary banks in their fiduciary capacity under various agreements as Trustees. The Trustees have advised the Corporation that they have sole voting power for 10,523,014 shares, shared voting power for 0 shares, sole investment power for 4,844,596 shares and shared investment power for 3,725,547 shares. The Trustees hold 118,438 common shares under trust arrangements for certain directors and executive officers and their respective spouses or minor children, which common shares are also reported in the following table showing share ownership of directors and executive officers.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
AND NOMINEES FOR DIRECTOR

      As of February 28, 2001, the directors of the Corporation, including the four persons intended by the Board of Directors to be nominated for election as directors, the executive officers of the Corporation named in the Summary Compensation Table who are not also directors and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

	Amount and Nature of Beneficial		Percentage
Name	Ownership of Common Shares (1)		of Class (10)

Richard L. Alderson	19,498

Martin J. Bidwell	11,225

Donald M. Cisle	463,521	(2)	1.01%

Dan R. Dalton	9,172

Corinne R. Finnerty	26,273

Carl R. Fiora	31,084	(3)

James C. Garland	24,538

F. Elden Houts	48,969	(4)

Murph Knapke	19,943

Bruce E. Leep	655,562		1.33%

Barry J. Levey	261,658	(5)

Stephen S. Marcum	117,657	(6)

Stanley N. Pontius	256,625	(7)

Barry S. Porter	30,433

Steven C. Posey	75,139	(8)

Perry D. Thatcher	25,499

Michael R. O’Dell	149,632	(9)

Mark W. Immelt	82,201

Michael T. Riley	74,310

Brian D. Moriarty	86,583

All Executive Officers, Directors and	2,409,974		4.82%

Nominees as a group (20 persons)

(1)	Includes shares subject to outstanding options which are exercisable by such individuals within 60 days.

(2)	Seward-Murphy Inc., a corporation of which Mr. Cisle owns 46% of the outstanding voting power and his father, Don S. Cisle, Jr., owns 45% of the outstanding voting power, owns 437,000 common shares of the Corporation. Mr. Cisle disclaims beneficial ownership of those shares.

(3)	Of these, 2,874 shares are owned by Mr. Fiora’s wife, for which he disclaims beneficial ownership.

(4)	Of these, 1,057 shares are owned by Mr. Houts’ wife, for which he disclaims beneficial ownership.

(5)	Of these, 115,000 shares are owned by Levco Inc., a closely held corporation of which Mr. Levey is President and a 1% shareholder.

(6)	Of these, 9,757 shares are owned by Mr. Marcum’s wife, 35,276 shares are owned by their children and 35,138 shares are owned by Mr. Marcum as a trustee of a private foundation, for all of which he disclaims beneficial ownership. The shares do not include common shares held by Ohio Casualty Corporation of which Mr. Marcum is a director. Mr. Marcum disclaims beneficial ownership of those shares.

(7)	Of these, 329 shares are owned by Mr. Pontius’ daughter, for which he disclaims beneficial ownership.

(8)	Of these, 1,301 shares are owned by Mr. Posey’s children, for which he disclaims beneficial ownership.

(9)	Of these, 3,388 shares are owned by Mr. O’Dell’s wife, for which he disclaims beneficial ownership.

(10)	Percentages of class are listed only for those owning in excess of one (1%) percent.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

      The Board of Directors intends to nominate four persons as Class III Directors, each for a three-year term. F. Elden Houts, a director of the Corporation since 1983, is not standing for re-election pursuant to the Corporation’s policy that directors are not eligible for re-election after attaining age 70. The terms of the remaining directors in Classes I and II will continue as indicated below. It is intended that the accompanying Proxy will be voted for the election of Donald M. Cisle, Dan R. Dalton, Corinne R. Finnerty and Bruce E. Leep, all incumbent directors. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying Proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The four nominees for Class III Directors receiving the most votes at the Annual Meeting will be elected as Class III Directors.

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since

Nominees — Class III Directors — Term Expiring in 2004:

Donald M. Cisle, 46	President of Don S. Cisle Contractor, Inc. (construction contractor) since 1989; Director of First Southwestern, Hamilton, Ohio.	1996

Dan R. Dalton, 53	Dean of the Kelley School of Business, Indiana University, Bloomington, Indiana.	1999

Corinne R. Finnerty, 44	Partner in law firm of McConnell & Finnerty, North Vernon, Indiana (trial attorney); Director of Union Bank & Trust Co., North Vernon, Indiana.	1998

Bruce E. Leep, 64	Chairman and Chief Executive Officer of Sand Ridge Bank, Schereville, Indiana.	1999

Class I Directors — Term Expiring in 2002:

Martin J. Bidwell, 43	President and Director of Magnode Corporation (maker of aluminum extrusions), Trenton, Ohio.	1999

Carl R. Fiora, 66	Retired President and Chief Executive Officer of Armco Steel Co., L.P.; formerly Area Vice President, Manufacturing and Services Group, Armco Inc.; entire business career was with Armco Inc. (diversified steel and energy company); Director of First Southwestern, Hamilton, Ohio.	1987

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since

Barry J. Levey, 70	Chief Executive Officer of Manchester Inn, Middletown, Ohio; Retired partner of the law firm of Frost Brown Todd LLC, Middletown, Ohio; President of Levco, Inc. and President of Levco Development Company, Inc. (both real estate development companies), Middletown, Ohio; Retired State Senator; Chairman of First Financial Bancorp., Hamilton, Ohio; Director of First Southwestern, Hamilton, Ohio.	1985

Stephen S. Marcum, 43	Partner in Parrish, Fryman & Marcum Co., LPA; Director of Ohio Casualty Corporation (insurance holding company) and First Southwestern, Hamilton, Ohio.	1996

Steven C. Posey, 50	President of Posey Management Corp. DBA McDonald’s; President of Posey Property Company; Director of First Southwestern, Hamilton, Ohio.	1997

Class II Directors — Term Expiring in 2003:

Richard L. Alderson, 52	Real estate investment and development; Director of Glove Specialties, Inc. (glove retailer); Former Trustee of Union Township, Butler County, Ohio; Director of First Southwestern, Hamilton, Ohio.	1997

James C. Garland, 58	President of Miami University, Oxford, Ohio; President of RAZR Technology (a consulting business); Director of First Southwestern, Hamilton, Ohio.	1996

Murph Knapke, 53	Owner of Knapke Law Office, Celina, Ohio; Director of Community First Bank & Trust, Celina, Ohio.	1983

Stanley N. Pontius, 54	President and Chief Executive Officer of First Financial Bancorp., Hamilton, Ohio; Chairman of First Southwestern, Hamilton, Ohio; President of First Southwestern (1993-1997); Director of Ohio Casualty Corporation; held various positions at Bank One Corporation for a period of 20 years.	1991

Barry S. Porter, 63	Retired Chief Financial Officer/Treasurer of Ohio Casualty Corporation (insurance holding company) and its affiliated companies; Director of First Southwestern, Hamilton, Ohio.	1988

Perry D. Thatcher, 70	President and Chief Executive Officer of Ample Industries (manufacturer of products/machines for the paper industry); Director of First Southwestern, Hamilton, Ohio.	1997

(1)	Ages are listed as of December 31, 2000.

MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

      During the last fiscal year, the Board of Directors held six regularly scheduled meetings and four special meetings. All of the incumbent directors and each nominee standing for election attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors, except Dan R. Dalton, who attended 60% of such meetings.

      During the last fiscal year, each director received $10,000 in retainer fees. The retainer fees were paid to the directors in the Corporation’s common shares pursuant to the Corporation’s Director Fee Stock Plan. In addition to the retainer fees, each director received $500 per board meeting attended as a director of the Corporation. Each non-employee director was paid $250 for each committee meeting attended. The Corporation pays taxes imposed on directors’ fees by the City of Hamilton, Ohio. Pursuant to the First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors, each non-employee director receives in the year in which he or she is elected initially or re-elected to the Board of Directors an option to purchase 8,250 common shares. The exercise price for each option granted is 100% of the fair market value on the date of grant.

      The Board of Directors has a standing Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee acts as the Nominating Committee for the Board.

      The Executive Committee, in the recess of the Board, has the authority to act upon most corporate matters subject to Board approval. The Committee acts as the Nominating Committee and makes recommendations to the Board regarding nominees for election as directors of the Corporation. The members of the Executive Committee were Donald M. Cisle, Barry J. Levey, Stephen S. Marcum and Stanley N. Pontius. The Executive Committee held three meetings during the fiscal year.

      The Executive Committee will consider nominees for election as directors recommended by shareholders for the 2002 Annual Meeting of Shareholders provided that notice of a proposed nomination is received by the Corporation no later than January 24, 2002. Notice of a proposed nomination must include the information required by the Amended and Restated Regulations of First Financial Bancorp. and should be sent to First Financial Bancorp., Attention: Michael R. O’Dell, Senior Vice President, Chief Financial Officer and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

      The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Corporation and all benefit plans of the Corporation. The members of the Compensation Committee were Martin J. Bidwell, Donald M. Cisle, Barry J. Levey, Stephen S. Marcum and Barry S. Porter. The Compensation Committee held two meetings during the fiscal year.

      The Audit Committee operates pursuant to a written charter that was adopted by the Board of Directors on November 28, 2000. A copy of the charter is attached to this Proxy Statement as Appendix I. The members of the Audit Committee were Martin J. Bidwell, Donald M. Cisle, Corinne R. Finnerty, Carl R. Fiora, Stephen S. Marcum, Barry S. Porter and Perry D. Thatcher. Each member of the Audit Committee is an independent director as that term is defined under the rules of the National Association of Securities Dealers. The Committee held four meetings during the fiscal year.

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Corporation’s independent auditors, Ernst & Young LLP (“Ernst & Young”), are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles.

      In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee discussed with Ernst & Young those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

      The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee recommended and the Board has approved the selection of Ernst & Young as the Corporation’s independent auditors.

AUDIT COMMITTEE

Barry S. Porter, Chairperson	Carl R. Fiora

Martin J. Bidwell	Stephen S. Marcum

Donald M. Cisle	Perry D. Thatcher

Corinne R. Finnerty

      The Board of Directors has reappointed Ernst & Young as independent auditors to audit the financial statements of the Corporation for the current fiscal year. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

INDEPENDENT AUDITORS FEES

      The following table sets forth the aggregate fees billed to the Corporation for the last fiscal year by the Corporation’s independent auditors.

Audit Fees	$150,000

Financial Information Systems Design and Implementation Fees	0

All Other Fees	701,500	(1)(2)

Total	$851,500

(1)	Includes fees for audit related services, tax consulting, permitted internal audit outsourcing and other nonaudit services.

(2)	The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining Ernst & Young’s independence.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation earned during the last three completed fiscal years by the Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation (the “named executive officers”) as of December 31, 2000.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

		Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and				sation	Award(s)	Options/	Payouts	sation
Principal Position	Year	Salary($)	Bonus ($)	($)(1)	($)(2)	SARs(#)	($)	($)(3)

Stanley N. Pontius	2000	472,250	135,580	487	5,300	61,000	0	30,787

President and Chief	1999	432,913	199,871	421	0	44,000	0	26,779

Executive Officer	1998	380,398	158,937	0	0	29,041	0	5,950

Michael R. O’Dell	2000	275,251	66,551	0	3,000	34,300	0	18,919

Senior Vice President,	1999	241,641	95,822	0	0	33,000	0	5,201

Chief Financial	1998	184,009	73,991	0	0	18,151	0	5,077

Officer and Secretary

Michael T. Riley	2000	183,835	69,727	0	2,100	23,700	0	5,542

Senior Vice President	1999	174,251	53,183	0	0	22,000	0	5,217

	1998	141,886	42,526	0	0	18,151	0	4,451

Mark W. Immelt	2000	249,995	51,250	167	2,800	32,200	0	13,849

Senior Vice President	1999	151,229	64,623	0	0	16,500	0	5,668

	1998	137,002	30,606	0	0	12,101	0	4,266

Brian D. Moriarty	2000	121,558	22,515	0	1,400	15,700	0	4,224

Senior Vice President	1999	113,363	30,375	0	0	13,200	0	3,862

	1998	99,827	25,544	0	0	12,101	0	3,363

(1)	Represents amounts paid by the Corporation for taxes imposed on directors’ fees. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.

(2)	The number and value of the aggregate restricted stock holdings, as of December 31, 2000, of the named executive officers are, respectively, as follows: Mr. Pontius, 8,228 shares and $139,876; Mr. O’Dell, 7,126 shares and $121,142; Mr. Riley, 6,226 shares and $105,842; Mr. Immelt, 2,800 shares and $47,600; and Mr. Moriarty 4,195 and $71,315. Dividends will be paid on the restricted stock reported in this column (f).

(3)	Represents directors’ fees, the Corporation’s contribution to the Thrift Plan, and insurance premiums paid by the Corporation under the Endorsement Method Split Dollar Plan Agreement. Thrift Plan contributions and insurance premiums paid during fiscal 2000 for each named executive officer were, respectively, as follows: Mr. Pontius, $5,100 and $1,837; Mr. O’Dell, $5,100 and $619; Mr. Riley, $5,079 and $464;

Mr. Immelt, $5,100 and $549; and Mr. Moriarty, $3,639 and $585. Mr. Pontius received $15,250 in directors’ fees for serving as director of the Corporation, of which $10,000 was paid in the Corporation’s common shares pursuant to the First Financial Bancorp. Director Fee Stock Plan. Mr. Pontius also received $8,600 in directors’ fees for serving as Chairman of the Board of First Southwestern. Mr. Immelt received directors’ fees of $8,200 for serving as a director of First Southwestern. Mr. O’Dell received $13,200 for serving as a director of Sand Ridge Bank.

Employment Agreements

      The Corporation has employment agreements with the five named executive officers which were executed in August 2000 and replaced prior employment agreements.

      The term of each agreement ends upon the earlier of (i) the fifth anniversary of its execution date, (ii) the date of the named executive officer’s retirement, death or total and permanent disability, or (iii) the completion of full payment of all benefits under the agreement. Absent the named executive officer’s death, total and permanent disability or retirement, the agreement renews annually from and after the fifth anniversary of its commencement date unless written notice to the contrary is given by the named executive officer or the Corporation at least six months prior to the expiration of the term, including any extension thereof.

      Upon one month’s advance written notice, the Corporation may terminate the named executive officer’s employment with or without Cause and the named executive officer may terminate his or her employment with or without Good Reason. “Cause” means a willful engaging in gross misconduct materially and demonstrably injurious to the Corporation, and “willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in, or not opposed to, the best interests of the Corporation. “Good Reason” means: (a) a change in the duties of the named executive officer’s position or the transfer to a new position in violation of the terms of the agreement; (b) a substantial alteration in the nature or status of the named executive officer’s responsibilities in violation of the agreement; (c) a reduction in the named executive officer’s base salary; (d) refusal by the Corporation or its successor to renew the term of the agreement for any reason prior to the named executive officer reaching his or her normal retirement date under the Corporation’s retirement plan; or (e) changes in the named executive officer’s “employment benefits” in violation of the terms of the agreement.

      In the event that the Corporation terminates a named executive officer’s employment without Cause or the named executive officer voluntarily terminates his or her employment for Good Reason and the named executive officer provides the Corporation with a release and a covenant not to sue for all claims arising out of the named executive officer’s employment and termination of employment, the named executive officer shall receive the following benefits: (i) his or her base salary for a period of 24 months (and, in the case of the Chief Executive Officer and the Chief Financial Officer of the Corporation, 36 months) from the date of termination of employment (such period being the “Severance Pay Period”); (ii) if the named executive officer has participated in the Corporation’s Performance Incentive Compensation Plan for a complete calendar year, an incentive compensation payment in one lump sum in an amount equal to 2.0 times (and, in the case of the Chief Executive Officer and the Chief Financial Officer of the Corporation, 3.0 times) the percentage of the incentive payment made or required to be made for the calendar year pursuant to the Performance Incentive Compensation Plan immediately preceding the calendar year in which the termination of employment occurs; and (iii) if such termination of employment occurs within 12 months after a “change in control” of the Corporation, a payment in one lump sum in an amount equal to the following: (A) with respect to any shares subject to an option granted as of the time of the “change in control” under the Corporation’s 1991 Stock Incentive Plan (the “1991 Incentive Plan”) that the named executive officer cannot exercise as a result of the termination of employment, the difference between the fair market value of such common shares determined as of the date of termination of employment and the option exercise price, and (B) with respect to any restricted stock granted under the 1991

Incentive Plan as of the time of the change in control which the named executive officer forfeits as a result of the termination of his or her employment, the fair market value of such restricted shares determined as of the date of termination of employment and as if all restrictions had been removed.

      In addition, solely for purposes of the Corporation’s Endorsement Method Split Dollar Plan Agreement (the “Split Dollar Agreement”), the duration of the Severance Pay Period shall be considered as if it were active employment for purposes of determining whether the named executive officer is eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan, and, if the date of termination of employment is within 12 months after a change in control, the named executive officer will receive a payment (the “Split Dollar Payment”) within 90 days of the date of termination of employment in one lump sum equal to the present value of the death benefit he or she would have received under the Split Dollar Agreement determined as if he or she were eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan, based on age and years of service at the end of the Severance Pay Period, and had died at age 75 when the Split Dollar Agreement was still in effect. Present value will be determined using a discount rate of 7%. Notwithstanding the foregoing, if the named executive officer elects to receive an assignment of the policy under the Split Dollar Agreement, the Split Dollar Payment shall be applied to the cash payment to the Corporation required under the Split Dollar Agreement, and any portion of the Split Dollar Payment in excess of the amount required to be paid to the Corporation shall be paid to such named executive officer.

      In the event that the Corporation terminates a named executive officer’s employment for Cause or the named executive officer terminates his or her employment without Good Reason, upon the date of termination of employment, the named executive officer shall be eligible to receive only those benefits provided in accordance with the plans and practices of the Corporation that are applicable to employees generally. Any disputes concerning the reason for termination and any other claims arising during the course of employment will be resolved through binding arbitration.

      If the receipt of any payments described above, in combination with any other payments to the named executive officer from the Corporation, shall, in the opinion of independent tax counsel selected by the Corporation, result in liability for the payment by the named executive officer of any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code (the “Code”), the Corporation will pay to the named executive officer within 60 days of the date his or her employment terminates an additional amount equal to the amount of such excise tax and the additional federal, state and local income taxes for which he or she will be liable as the result of this additional payment.

      During the term of the named executive officer’s employment and for a period of six months following termination of the named executive officer’s employment for any reason other than by the Corporation for Cause, the named executive officer has agreed not to compete with the Corporation’s banking and lending businesses in the states of Ohio, Indiana, Michigan or Kentucky.

      The following table shows all individual grants of stock options to the named executive officers of the Corporation during the fiscal year ended December 31, 2000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					(Gain) at Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term (1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price (2)	Expiration	5%	10%
Name	Granted (#)	Fiscal Year	($/Sh)	Date	$30.03	$47.82

Stanley N. Pontius	61,000	9.4%	$18.44	2010	$706,990	$1,792,180

Michael R. O’Dell	34,300	5.3%	18.44	2010	397,537	1,007,734

Michael T. Riley	23,700	3.7%	18.44	2010	274,683	696,306

Mark W. Immelt	32,200	5.0%	18.44	2010	373,198	946,036

Brian D. Moriarty	15,700	2.4%	18.44	2010	181,963	461,266

(1)	As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Corporation’s common shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159% resulting in values of approximately $30.03 and $47.82), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s common shares. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Corporation are not transferable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Corporation’s management does not believe there is a reliable method of computing the present value of such stock options.

(2)	All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing one year after the date of grant and ending on the date specified in the option which, in no event, is later than 10 years after the date of grant, provided that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee’s disability, retirement or death. Shares acquired upon option exercise must be held one year from the date of exercise.

      The following table shows aggregate option exercises in the last fiscal year and year-end values.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
			at FY-End (#)		at FY-End($)(2)

	Shares Acquired on	Value	Exercisable (E)/		Exercisable(E)/
Name	Exercise (#)	Realized($)(1)	Unexercisable (U)		Unexercisable(U)

Stanley N. Pontius	0	$0	95,066	(E)	$116,522	(E)

			61,000	(U)	0	(U)

Michael R. O’Dell	0	0	56,741	(E)	29,158	(E)

			34,300	(U)	0	(U)

Michael T. Riley	4,050	12,886	40,151	(E)	0	(E)

			23,700	(U)	0	(U)

Mark W. Immelt	0	0	30,163	(E)	8,294	(E)

			32,200	(U)	0	(U)

Brian D. Moriarty	1,700	8,393	32,440	(E)	38,354	(E)

			15,700	(U)	0	(U)

(1)	Aggregate market value on the exercise date of shares covered by the option less the aggregate price paid by the executive officer.

(2)	Values stated reflect gains on outstanding options based on the fair market value of $17.00 per common share of the Corporation on December 31, 2000.

      The Corporation has no long term incentive plans relating to future compensation of the Chief Executive Officer or the named executive officers other than the 1991 Incentive Plan and the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees (the “1999 Incentive Plan”).

Personal Benefits

      The named executive officers of the Corporation and its subsidiaries also receive certain fringe benefits, such as participation in group medical and life insurance programs, which are generally available to employees of the Corporation and its subsidiaries on a non-discriminatory basis. In addition, the named executive officers are reimbursed for business-related expenses they incur (including certain club dues and expenses), and some officers also have the use of Corporation-owned automobiles. Management believes that the costs of reimbursement of such expenses and providing such automobiles constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the named executive officers. The named executive officers have included in their taxable income the cost of personal use of Corporation-owned automobiles. Management has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 with respect to any named executive officer or 10% of the compensation of such person.

Benefit Plans

      The Corporation has a thrift plan, a retirement plan and a supplemental retirement plan. The retirement plan and the thrift plan cover the majority of the employees of the Corporation and its subsidiaries, including the officers of the Corporation. All employees who are 21 years of age and have had one (1) year of service are covered. Among the named executive officers, the supplemental retirement plan covers Stanley N. Pontius, Michael R. O’Dell, Michael T. Riley and Mark W. Immelt.

      The thrift plan is voluntary and participants may contribute to the plan. The Corporation’s subsidiaries’ contributions are 50% of each participant’s contribution limited to 3% of base salary of each participant and become fully vested when made. All employees, however, may contribute to the plan in excess of the matching contributions up to 12% of base salary unless limited by law or regulation.

      Under the retirement plan and supplemental retirement plan, amounts that are payable to persons in selected remuneration and service classifications at normal retirement age are:

Estimated Annual Benefits
For Years of Credited Service Indicated (1)(2)(3)

Average
Annual Salary	10	15	20	25	30	35	40 or more

$125,000	$19,767	$29,651	$39,535	$49,043	$58,552	$68,060	$74,935

175,000	28,267	42,401	56,535	70,293	84,052	97,810	107,435

225,000	36,767	55,151	73,535	91,543	109,552	127,560	139,935

275,000	45,267	67,901	90,535	112,793	135,052	157,310	172,435

325,000	53,767	80,651	107,535	134,043	160,552	187,060	204,935

375,000	62,267	93,401	124,535	155,293	186,052	216,810	237,435

425,000	70,767	106,151	141,535	176,543	211,552	246,560	269,935

475,000	79,267	118,901	158,535	197,793	237,052	276,310	302,435

525,000	87,767	131,651	175,535	219,043	262,552	306,060	334,935

575,000	96,267	144,401	192,535	240,293	288,052	335,810	367,435

625,000	104,767	157,151	209,535	261,543	313,552	365,560	399,935

675,000	113,267	169,901	226,535	282,793	339,052	395,310	432,435

725,000	121,767	182,651	243,535	304,043	364,552	425,060	464,935

775,000	130,267	195,401	260,535	325,293	390,052	454,810	497,435

(1)	The compensation covered by the retirement plan is defined as the cash remuneration paid to an employee. The cash remuneration paid to the named executive officers during the prior fiscal year is equal to the compensation reported in columns (c) and (d) of the Summary Compensation Table after adjustment for amounts actually paid during fiscal year 2000. The current covered compensation and the credited years of benefit service under the plans, which can be used to compute the estimated annual benefit for each of the named executive officers, are as follows: Stanley N. Pontius — $727,481 and 10 years; Michael R. O’Dell — $374,595 and 24 years; Michael T. Riley — $237,491 and 18 years; Mark W. Immelt — $318,475 and 4 years; and Brian D. Moriarty — $152,592 and 17 years.

(2)	In the retirement plan, participants are 100% vested after five (5) years of credited service. The normal retirement benefit at the normal retirement age (65), effective January 1, 1989, is 1.1% of the average monthly compensation multiplied by years of service (maximum of 40), plus .6% of average monthly compensation greater than Social Security covered compensation multiplied by years of service (maximum of 35). Average monthly compensation is the average monthly compensation for the five consecutive plan years which produce the highest average. The estimated benefits accrued during the year under the retirement plan for each of the named executive officers are not actuarially ascertainable under the methods used for calculation of the cost to the Corporation by the actuaries.

(3)	As a result of the provisions of the Code, maximum annual compensation for which benefits will be paid under the retirement plan is $170,000 and maximum annual benefits under the retirement plan are $140,000 (for 2001). All of the named executive officers except Mr. Moriarty participate in the supplemental retirement plan. The benefit under the supplemental retirement plan is equal to the difference between the annual benefit payable under the retirement plan without regard to the limits imposed by the Code upon qualified plans and the maximum annual benefit payable under the retirement plan upon the executive’s retirement.

PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total return of the Corporation with that of companies that comprise the Nasdaq Market Index (the “Nasdaq Market Index”) and a peer group comprised of all actively traded bank holding companies in Ohio and Indiana (the “Peer Group”). The information presented assumes that dividends are reinvested. The returns of the issuers comprising the Peer Group have been weighted according to their respective stock market capitalization.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	1995	1996	1997	1998	1999	2000

FIRST FINANCIAL BANCORP	100	105.16	176.88	238.31	189.91	156.26

PEER GROUP	100	135.54	215.16	230.86	194.50	227.71

NASDAQ MARKET INDEX	100	124.27	152.00	214.39	378.12	237.66

      The Peer Group is comprised of BancFirst Ohio Corp, Belmont Bancorp., Community Bank Shares of Indiana, Inc., Fifth Third Bancorp, First Financial Bancorp., First Financial Corporation, First Merchants Corporation, First Source Corporation, FirstMerit Corporation, German American Bancorp, GLB Bancorp, Inc., Huntington Bancshares Incorporated, Indiana United Bancorp, Integra Bank Corporation, Irwin Financial Corporation, KeyCorp, Lakeland Financial Corporation, MetroBanCorp, National City Corporation, Oak Hill Financial, Inc., Ohio Valley Banc Corp., Old National Bancorp, Park National Corporation, Peoples Bancorp, Inc., Provident Financial Group Inc., Second Bancorp, Incorporated, Sky Financial Group Inc., United Bancorp, Inc. and Wayne Bancorp, Inc. National City Bancshares has changed its name to Integra Bank Corporation. ANB Corporation has been removed from the Peer Group because it was acquired by Old National Bancorp.

Peoples Bank Corporation of Indianapolis has been removed from the Peer Group because it was acquired by Fifth Third Bancorp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2000, Mr. Pontius, the President and Chief Executive Officer of the Corporation, served as a director of Ohio Casualty Corporation and a member of the Ohio Casualty Corporation Compensation Committee, and Mr. Porter, the Chief Financial Officer/Treasurer of Ohio Casualty Corporation (until he retired in April 2000) served on the Corporation’s Compensation Committee. A banking subsidiary of the Corporation participates (with other banks) in a loan to Ohio Casualty Corporation, and such loan (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present unfavorable features.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee’s goal in setting executive compensation is to provide incentives to the Corporation’s executive officers to increase shareholder value. To achieve this goal, the Compensation Committee authorizes base salaries that are competitive with those set at bank holding companies of comparable size and performance and uses programs that personally reward executives for corporate financial results (i) that are competitive with peer group bank holding companies and (ii) that have benefited the Corporation’s shareholders.

      During the 2000 fiscal year, the components of the Corporation’s Executive Compensation program were base salary, a Performance Incentive Compensation Plan (“PIC”) and the 1999 Incentive Plan.

      The Compensation Committee continues to utilize the compensation research services of Wyatt Data Services of New York (“WDS”) and SNL Securities of Charlottesville, Virginia (“SNL”), to assist in determining appropriate compensation for the named executive officers of the Corporation. WDS gathers its data through the use of extensive written questionnaires sent to commercial banks of all sizes throughout the United States. It organizes that data by asset size, geographic region and specific officer level position. WDS creates from that data base pay ranges by position and asset size and further identifies total cash compensation by adding bonus and/or incentive payments to the base pay. SNL Securities compiles its compensation data annually from the proxy statements of publicly held commercial banks and holding companies. It creates peer group comparisons by asset size. The Compensation Committee uses SNL because it incorporates company performance into its data, specifically: return on average equity and total shareholder return. SNL also captures comparison data on stock options granted to the top five executives as reported in the proxy statements. In addition, during the 2000 fiscal year, Ernst & Young was commissioned to evaluate the base salaries and the total compensation of each of the named executive officers. The Ernst & Young study compared the compensation of the Corporation’s named executive officers to that of the executive officers of a peer group.

      After review of the information and comparisons in both the WDS and SNL data, the Compensation Committee agreed that the Corporation’s performance continues to justify the Committee’s objective to compensate our senior executives at the 75th percentile of the peer group. The Ernst & Young study showed that the compensation of the Corporation’s executive officers was below the 75th percentile of the peer group. In order to achieve the targeted compensation level for the named executive officers, the Committee authorized appropriate base salary increases to all five of the Corporation’s named executive officers in February and an additional mid-year increase to Mr. O’Dell. The full Board of Directors subsequently approved the Compensation Committee’s recommendations.

      The Corporation’s PIC Plan is designed to reward key executives throughout the Corporation for achieving established corporate goals. The PIC Plan assigns maximum “points” (each point is one percent of year-end base salary) based on that officer’s level of responsibility and the asset size of his/her affiliate. The Compensation Committee set the maximum PIC awards for the named executive officers in 2000. The targeted performance goals for 2000 for Mr. Pontius, Mr. O’Dell and Mr. Moriarty included increase in earnings per share, return on equity, return on assets, stock price and book value for the Corporation. The performance goals for Mr. Immelt, who serves as President and Chief Executive Officer of First Southwestern, were net increase in earnings, return on assets, increase in net interest income and noninterest income, efficiency and managing loan loss reserves to an appropriate level for First Southwestern. Mr. Riley’s performance goals were specifically tied to the quantitative results of the recently formed First Financial Bancorp Service Corp., for which he served as President and Chief Executive Officer until his retirement on February 23, 2001. The full board approved both the performance goals and the maximum PIC points for the named executive officers of the Corporation. Mr. Pontius, President and Chief Executive Officer of the Corporation, was awarded 25 points, half of his potential maximum of 50 points for year 2000 results. Mr. O’Dell received 20 points and Mr. Moriarty 15 points, half of their respective potential maximums. Mr. Immelt was awarded 17 points out of a possible maximum of 35. Mr. Riley received 34 points, just one point below his potential maximum of 35.

      In 2000, as in past years, all employees of the Corporation and all employees of the lead bank, First Southwestern, received a year-end bonus. The bonus was 4% of base pay earned for non-exempt employees and 3 1/2% for exempt officers and employees. The named executive officers of the Corporation received 3 1/2%. The Board of Directors of First Southwestern approved the year-end bonus for 2000.

      The 1999 Incentive Plan provides for incentive compensation to executive officers that is tied to the enhancement of shareholder value. Under the 1999 Incentive Plan, the Compensation Committee determined and approved, in January 2000, incentive stock options and restricted stock awards for the named executive officers. The Committee awarded Mr. Pontius an incentive stock option and a restricted stock award based on the Committee’s subjective evaluation of Mr. Pontius’s performance taking into consideration the Corporation’s profitability and overall 1999 financial performance. The Committee determined the stock options and restricted stock awards for the other named executive officers based upon Mr. Pontius’s recommendation, which takes into account the individual officer’s level of responsibility and contribution to the Corporation’s earnings.

      Regarding the compensation of Mr. Pontius, based on the foregoing, Mr. Pontius received his base salary, a PIC award of $118,300, an incentive stock option for 61,000 common shares and a restricted stock award of 5,300 common shares.

      The Compensation Committee is aware of Section 162(m) of the Code, which generally disallows a corporate deduction for remuneration to the extent it exceeds $1,000,000 for an employee who is among the five most highly compensated employees. However, the Committee believes that Section 162(m) has no application to the Corporation at the present time based on the present levels and the anticipated levels during the next few years of qualifying compensation paid to its executive officers.

COMPENSATION COMMITTEE

Barry J. Levey, Chairperson	Stephen S. Marcum

Donald M. Cisle	Barry S. Porter

ANNUAL REPORT

      The Corporation’s financial statements are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Corporation’s Annual Report for the year ended December 31, 2000 is being mailed to each shareholder with the Proxy and Proxy Statement, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

SHAREHOLDER PROPOSALS

      If an eligible shareholder wishes to present a proposal to be included in the Corporation’s Proxy Statement and form of Proxy relating to the 2002 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than November 20, 2001. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2002 Annual Meeting of Shareholders must inform the Corporation no later than February 3, 2002. If notice is not provided by that date, the person(s) named in the Corporation’s Proxy for the 2002 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2002 Annual Meeting. Proposals should be sent to First Financial Bancorp., Attention: Michael R. O’Dell, Senior Vice President, Chief Financial Officer and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10 percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Corporation’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Corporation believes that all its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.

OTHER MATTERS

      Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the banking subsidiaries of the Corporation. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

      The subsidiaries of the Corporation have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

      A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND AS FILED WITH THE SEC WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

      FIRST FINANCIAL BANCORP.
      Attention: Michael R. O’Dell, Senior Vice President,
                      Chief Financial Officer and Secretary
       300 High Street
      P.O. Box 476
      Hamilton, Ohio 45012-0476

      Management and the Board of Directors of the Corporation know of no business to be brought before the meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy on such matters in accordance with their best judgment.

      The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

By Order of the Board of Directors,

/s/ Michael R. O’Dell

Michael R. O’Dell, Senior Vice President, Chief Financial Officer and Secretary

March 20, 2001

Appendix I

FIRST FINANCIAL BANCORP.
CHARTER — AUDIT COMMITTEE

Committee Role

      The Committee’s role is to act on behalf of the Board of Directors of First Financial Bancorp. (the “Company”) and oversee all material aspects of the Company’s reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

      The role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other Committee advisors.

Committee Membership

      The Committee shall consist of at least four (4) and no more than seven (7) independent, nonexecutive Board members. Committee members shall have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The Committee shall have access to its own counsel and other advisors at the Committee’s sole discretion.

      One member, preferably the Chairperson, must be literate in business and financial reporting and control, including knowledge of the regulatory requirements and must have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full Board.

Committee Operating Principles

      The Committee shall fulfill its responsibilities within the context of the following overriding principles:

•	Communications - The Chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other Committee chairpersons, and other key Committee advisors, external and internal auditors, etc., as applicable, to strengthen the Committee’s knowledge of relevant current and prospective business issues.

•	Committee Education/Orientation - The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

•	Annual Plan - The Committee, with input from management and other key Committee advisors, shall develop an annual plan responsive to the “primary committee responsibilities” detailed herein. The annual plan shall be reviewed and approved by the full Board.

•	Meeting Agenda - Committee meeting agendas shall be the responsibility of the Auditor/Risk Manager, with input from Committee members. It is expected that management and key Committee advisors, and perhaps others, would participate in this process.

•	Committee Expectations and Information Needs - The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in Committee/Board dialogue.

•	External Resources - The Committee shall be authorized to access internal and external resources, as the Committee requires, to carry out its responsibilities.

•	Committee Meeting Attendees - The Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Audit Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

•	Reporting to the Board of Directors - The Committee, through the Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. The Chairperson will orally summarize the Committee meeting, separately identifying monitoring activities from approvals, at the subsequent Board of Directors meeting.

•	Committee Self Assessment - The Committee shall review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

•	Independent Board Members - The Board shall be composed of executive and nonexecutive members. Independent members are nonexecutive members who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Meeting Frequency

      The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or Chairperson.

Reporting to Shareholders

      The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company’s annual report.

Committee’s Relationship with External and Internal Auditors

•	The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

•	As the external auditors review financial reports, they will be reporting to the Audit Committee. They shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. In executing its oversight role, the Board or Committee should review the work of external auditors.

•	The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors’ assurances of independence, it shall take or recommend to the full Board appropriate action to oversee the independence of the external auditor.

•	The internal audit function shall be responsible to the Board of Directors through the Committee.

•	If either the internal or external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee Chairperson.

•	Changes in the Company’s Auditor or Compliance Officer shall be subject to Committee approval.

Primary Committee Responsibilities

Monitor Financial Reporting and Risk Control Related Matters

The Committee should review and assess:

•	Risk Management - The Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

•	Annual Reports and Other Major Regulatory Filings - All major financial reports in advance of filings or distribution.

•	Internal Controls and Regulatory Compliance - The Company’s system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

•	Internal Audit Responsibilities - The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management’s response.

•	Regulatory Examinations - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

•	External Audit Responsibilities - Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

•	Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management’s response. The views of management and auditors on the overall quality of annual and interim financial reporting.

The Committee should review, assess, and approve:

•	The Insider Credit, Ethics, and Conflicts of Interest Policy.

•	The internal Audit Charter, at least annually.

•	The Audit Committee Charter, at least annually.

•	Changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Significant conflicts of interest and related-party transactions.

•	External auditor performance and changes in external audit firm (subject to ratification by the full Board).

•	Internal auditor performance and changes in internal audit leadership and/or key financial management.

Adopted by the Board of Directors of First Financial Bancorp. on November 28, 2000, as witnessed by Terri J. Ziepfel, Board Secretary.

REVOCABLE PROXY
FIRST FINANCIAL BANCORP.

                 ANNUAL MEETING OF SHARHOLDERS - APRIL 24, 2001

         Each undersigned shareholder of First Financial Bancorp. (the
"Corporation") hereby constitutes and appoints John R. Kuczynski and John M.
O'Neill or either of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote only at the Annual Meeting of
Shareholders of the Corporation to be held at the Fitton Center for Creative
Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 24, 2001, at
2:00 P.M., local time, and at any adjournment thereof, all of the shares of the
Corporation which the undersigned would be entitled to vote if personally present at such meeting or any adjournment thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

1.       The election as directors of all nominees listed (except as marked to the contrary below):

                  ___ FOR

                  ___ WITHHOLD

                  ___ FOR ALL EXCEPT

         CLASS III EXPIRING IN 2004: Donald M. Cisle, Dan R. Dalton, Corinne R.
         Finnerty and Bruce E. Leep.

         INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

         -------------------------------------------------

2.       To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN
THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED FOR THE ELECTION OF
EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying Proxy Statement is hereby acknowledged.

Please be sure to sign and date this Proxy in the box below.

Date
     ----------------------------

---------------------------------            -----------------------------------
Shareholder sign above                       Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                            FIRST FINANCIAL BANCORP.

The signature or signatures on this Proxy should be the same as the name or names which appear hereon. Persons signing in a fiduciary capacity should give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.